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                                                                   EXHIBIT 10.23

                             Dated as of May 1, 1999

Mr. Michael Metcalf
President, Chairman
Global Media Corp.
83 Victoria Crescent
Nanaimo, BC
Canada  V9R 5B9

     Re:  Outside Director of Global Media Corp.

Dear Michael:

The purpose of this letter is to set forth the major terms and conditions under which I will become a non-exclusive outside member of the board of directors of Global Media Corp. ("GMC"). There may be many related issues which we will need to address over the next few months, but I believe the points set forth below reflect the agreement we have reached at this time.

     1. NATURE OF RELATIONSHIP: I agree to serve as a non-exclusive outside member of the board of directors of GMC for twelve months beginning as of May 1, 1999 (the "Term"). As a non-exclusive outside director, it is understood and agreed that I will be able to pursue other business activities that are not competitive with GMC. As you know, I am in the process of trying to put together an independent production, financing and distribution company which would function in much the same way as my previous company, Largo Entertainment, Inc. ("Largo"), and you have acknowledged that this activity is not in conflict with my involvement with GMC.

     2. DUTIES AND RESPONSIBILITIES: I will become familiar with all aspects of GMC's business, and will become actively involved in all areas, especially in the area of strategic planning for GMC in general.

     3. TIME COMMITMENT: I will be available on an "as needed/as available" basis.

     4. OPTIONS: As consideration for my services to GMC during the Term, I will be granted 125,000 options for GMC stock, with each option representing one share of stock, under the following terms and conditions:

          a. 10,416 options will vest at the end of each month during the Term, except for the last month of the Term, at which time 10,424 options will vest.


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          b.   All options will vest each month during the Term at $4.00 each.

          c. If at any time during the Term my relationship with GMC is involuntarily terminated, all unvested options will vest immediately at $4.00 each.

          d. All options covered by this Section 4 will remain exercisable for ten years following their respective vesting date.

     5. INDEMNITY/INSURANCE: GMC will hold me harmless with respect to any liability in my capacity as a non-exclusive outside director, and will provide me with the following:

          a.   A corporate indemnity with respect to such liability.

          b. Proof of a policy for directors and officers liability insurance, issued within the next 60 days, which covers me as of the date hereof and is in effect for the duration of the Term.

     6.   MISCELLANEOUS:

          a.   All travel during the Term shall be at business class rates.

          b. GMC will reimburse me for all expenses incurred in my capacity as an outside director, including my business class airfare to the Cannes Film Festival.

          c. GMC will provide me with a laptop computer, which I will return to GMC at the end of the Term if it is not extended.

          d. If GMC establishes an office in Los Angeles, and makes space available for me in that office, it is understood that I will be allowed to pursue my outside activities from that facility as long as I am serving as a non-exclusive outside director.

          e. We will mutually approve the content and timing of a press release announcing my appointment.

     7.   ADDITIONAL GENERAL PROVISIONS:

          a. This letter agreement shall be governed by the laws of the State of California as if fully executed and performed within this State.

          b. It may be necessary to amend or replace this letter agreement by a more complete long-form agreement at a later date. However, until such long-form agreement is fully executed (if ever), this letter agreement shall represent the entire agreement between us, and there are no other oral or written understandings between us which govern our relationship.

          c. This letter agreement cannot be modified except by a written document executed by both of us.


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          d.   This letter agreement can be signed in counterparts, which taken together shall constitute a valid and binding fully-executed document.

IF THE CONTENTS OF THIS LETTER ACCURATELY REFLECT YOUR UNDERSTANDING OF OUR AGREEMENT, PLEASE SIGN IN THE SPACE INDICATED BELOW.

                                        Sincerely yours,

                                        /s/ Barr B. Potter

                                        Barr B. Potter

ACCEPTED AND AGREED TO:

Global Media Corp.

By: /s/ Michael Metcalfe
    ---------------------------
       Michael Metcalfe
       President, Chairman


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                         Dated as of September 13, 1999

Mr. Michael Metcalf
President, Chairman
Global Media Corp.
400 Robson Street
Nanaimo, BC
Canada  V6B 2B4

     Re:  Outside Director of Global Media Corp.

Dear Michael:

The purpose of this letter is to modify certain of the terms and conditions of the Letter Agreement, dated as of May 1, 1999, between me and Global Media Corp. ("GMC"), pursuant to which I agreed to become associated with GMC as a non-exclusive outside member of the board of directors.

Section 4 of the Letter Agreement shall be deleted in its entirety, and the following substitute therefore:

     "4. OPTIONS: As consideration for my services to GMC during the Term, I will be granted 125,000 options for GMC stock, with each option representing one share of stock, under the following terms and conditions:

     a.   All options shall be deemed to have vested as of April 23, 1999.

     b.   All options shall have vested at $4.00 each.

     c.   All options shall remain exercisable until April 23, 2004."

Except as otherwise modified above, all terms and conditions of the Letter Agreement shall remain in full force and effect.


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IF THE FOREGOING ACCURATELY REFLECTS YOUR UNDERSTANDING OF THE WAY IN WHICH THE
LETTER AGREEMENT SHALL BE AMENDED, PLEASE SIGN IN THE SPACE INDICATED BELOW.

                                        Sincerely yours,

                                        /s/ Barr B. Potter

                                        Barr B. Potter

ACCEPTED AND AGREED TO:

Global Media Corp.

By:  /s/ Michael Metcalfe
    ---------------------------
       Michael Metcalfe
       President, Chairman